UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 15, 2005

                           NewMarket Technology Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified by its charter)


       Nevada                       00-27917                 65-0729900
-------------------------     ------------------------  ------------------------
(State or other Jurisdiction  (Commission File Number)  (IRS Employer
of Incorporation)                                         Identification Number)

                         14860 Montfort Drive, Suite 210
                               Dallas, Texas 75254
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (972) 386-3372
           ----------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

     NewMarket Technology Inc. releases 2005 business plan update on year to date progress toward $75 million revenue forecast and celebrates three year anniversary of new business model launch. June 19th marked the Company's third anniversary since launching its new business model intended to build a trend setting approach to continuously launching next generation technologies. Since June 19th 2002, the Company has grown from $1 million in revenue to reporting nearly $25 million in profitable revenue in 2004. The revenue for the first six months of 2005 will approach the total revenue for 2004. The Company is on track for realizing its $75 million 2005 revenue forecast and is already looking to continue triple digit growth in 2006. The following letter to shareholders details NewMarket's 2005 business plan updates and progress toward these goals.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired.

Not applicable.

     (b) Pro forma financial information.

Not applicable.

     (c) Exhibits.



Exhibit No.     Description
----------     --------------------------------
20.4  *        Correspondence  from NewMarket  Technology Inc. management to the shareholders addressing the details of NewMarket's 2005 business plan updates.

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* Filed herewith.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           NEWMARKET TECHNOLOGY, INC.



Date: July 15, 2005                         By:/s/Philip Verges
                                            --------------------------
                                            Name: Philip Verges
                                            Title: CEO